EXHIBIT 1.1

                       NATIONAL CITY MORTGAGE CAPITAL LLC

                Mortgage Pass-Through Certificates, Series 2008-1

                             UNDERWRITING AGREEMENT
                             ----------------------

                                February 26, 2008

J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017

NatCity Investments, Inc.
4 Stamford Plaza
107 Elm Street, 8th Floor
Stamford, Connecticut 06902

Ladies and Gentlemen:

            National City Mortgage Capital LLC, a Delaware limited liability company (the "Company"), proposes to sell on the Closing Date (as defined below) to J.P. Morgan Securities Inc. ("J.P. Morgan") and NatCity Investments, Inc. ("NatCity" and together with J.P. Morgan, the "Underwriters") Mortgage Pass-Through Certificates, Series 2008-1, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-R, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-IO, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates (collectively, the "Certificates"), having the aggregate initial principal amounts and pass-through rates set forth on Exhibit A attached hereto. The Certificates, together with the Class 2-A-2, Class 2-PO, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of certain one- to four-family first lien mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. National City Mortgage Co. ("NCMC") is the seller and servicer of the Mortgage Loans.

            Only the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-R, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-IO, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates (collectively, the "Underwritten Certificates") are being purchased by the Underwriters, and the Underwriters are purchasing only the Underwritten Certificates set forth opposite their names in Exhibit A attached hereto, except that the amounts purchased by the Underwriters may change in accordance with
Section 9 of this Agreement.

            The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated February 28, 2008 among the Company, as depositor, NCMC, as servicer and mortgage loan seller, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The Certificates are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Underwriters. This Underwriting Agreement is referred to herein as this "Agreement."

            The Certificates will evidence fractional undivided interests in the trust fund (the "Trust") formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will consist primarily of two pools of fixed and adjustable rate, fully amortizing mortgage loans secured by first liens on single-family residential properties. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.

            Section 1. Representations, Warranties and Covenants.

            1.1 The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-147919) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Underwritten Certificates, which registration statement has become effective and still is effective as of the date hereof. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Securities Act a supplement, dated February 27, 2008 (the "Prospectus Supplement"), to the prospectus, dated January 25, 2008 (the "Base Prospectus"), relating to the Underwritten Certificates and the method of distribution thereof. Such registration statement, including exhibits thereto and any information incorporated by reference therein, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Base Prospectus and the Prospectus Supplement and any information incorporated by reference therein, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Underwritten Certificates, are hereinafter called the "Prospectus." The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Company's knowledge, threatened by the Commission. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied with respect to the Company and the Registration Statement.

            (b) The Registration Statement, as of its effective date, conformed, and the Prospectus, as of the date of the Prospectus Supplement, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, the Prospectus and the Designated Static Pool Information, taken together, as of the date of the Prospectus Supplement, and as of the Closing Date (as defined in Section 3 below) does not and will not contain an untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any information contained in or omitted from the Registration Statement or the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, which information is identified on Exhibit C attached hereto (the "Underwriter Information"). "Designated Static Pool Information" shall mean the static pool information referred to in the Prospectus under the caption "Static Pool Information" but deemed to be excluded from the Registration Statement and the Prospectus pursuant to Item 1105(d) of Regulation AB under the Securities Act. The Issuer Free Writing Prospectuses (as defined in Section 5.2), as amended or supplemented, when considered with the Base Prospectus and the Static Pool Information, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information. As used in this Agreement, "Time of Sale" means, as to any investor in the Certificates, the time at which such investor enters into a Contract of Sale (as defined in Section 5.3) for the Certificates, or if such Contract of Sale is subsequently terminated and a new Contract of Sale is entered into by mutual agreement between such investor and the applicable Underwriter in the form attached hereto as Exhibit C or otherwise in a manner sufficient to constitute a reformation of the contract within the contemplation of Section IV.2.c of Securities Act Release No. 33-8591, such time at which the new Contract of Sale is entered into, and "Time of Sale Information" means all information with respect to the offering of the Underwritten Certificates which has been conveyed to an investor at the Time of Sale to such investor.

            (c) The documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (d) The Company is not, and on the date on which the first bona fide offer of the Underwritten Certificates is made will not be, an "ineligible issuer," as such term is defined in Rule 405 under the Securities Act.

            (e) Except as disclosed in an Issuer Free Writing Prospectus or the Prospectus Supplement, there are no actions, proceedings or investigations pending with respect to which the Company has received service of process before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (A) which, if determined adversely to the Company, would have a material adverse effect on the business or financial condition of the Company, (B) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates, (C) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement or
(D) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement or the Certificates.

            (f) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power to own its properties and to conduct its business as presently conducted by it. The Company has duly complied with, and its assets, business operations and leaseholds are in compliance in all material respects with, the provisions of federal, state and local laws, rules, regulations and orders applicable to it and its assets or the conduct of its business and it possesses all required licenses, permits, authorizations and approvals to the extent material to the conduct of its businesses, the ownership of its properties and its execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement.

            (g) This Agreement has been, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement, when executed and delivered as contemplated herein, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforceability, to the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally, and court decisions with respect thereto, and to the application of equitable principles in any proceeding, whether at law or in equity, and with respect to rights of indemnity hereunder and under the Pooling and Servicing Agreement, limitations of public policy under applicable securities law.

            (h) The execution, delivery and performance by the Company of the Pooling and Servicing Agreement, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party, by which the Company is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, which breach or default would have a material adverse effect on the business, operations or financial condition of the Company or its ability to perform its obligations under the Pooling and Servicing Agreement, nor will such actions result in any violation of the provisions of the certificate of formation or operating agreement of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, which violation would have a material adverse effect on the business, operations or financial condition of the Company or its ability to perform its obligations under the Pooling and Servicing Agreement.

            (i) The direction by the Company to the Trustee to execute, authenticate, issue and deliver the Certificates will have been duly authorized by the Company and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

            (j) No consent, approval, authorization, order, registration, filings or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by the Company of the other transactions contemplated by the Pooling and Servicing Agreement, except (i) such consents, approvals, authorizations, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained and (ii) such recordations of assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement (to the extent required thereunder) as have not yet been completed.

            (k) Immediately prior to the transfer of the Mortgage Loans contemplated by the Pooling and Servicing Agreement, the Company (i) will hold good title to the Mortgage Loans conveyed by the Company, subject to no liens, mortgages, charges, encumbrances or other security interest (collectively, "Liens") that will not be released simultaneously with such transfer; (ii) will not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans and (iii) will have the power and authority under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loans to sell the Mortgage Loans to the Trustee and to sell the Underwritten Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trust will have acquired all of the Company's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Underwritten Certificates against payment therefor, the Underwriters will have good title to the Underwritten Certificates free of any Liens.

            (l) As of the Closing Date the Underwritten Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

            (m) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Pooling and Servicing Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

            (n) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company that are material and have not been disclosed, other than those in the ordinary course of business.

            (o) Any certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1.1 are made.

            (p) As of the date of delivery, all information provided in writing to the Underwriters by the Company in connection with the issuance and sale of the Underwritten Certificates is true and correct in all material respects or, if there is any material error in any such information, the Company has promptly provided corrected information to the Underwriters.

            (q) The Company hereby makes to the Underwriters the representations, warranties and covenants made by the Company in the Pooling and Servicing Agreement, as applicable, as of the date of the execution and delivery of such agreement, and hereby incorporates each such representation, warranty and covenant into this Agreement for the benefit of the Underwriters as if set forth herein.

            1.2 NCMC represents and warrants to, and agrees with, the Underwriters as of the date hereof that:

            (a) As of the date thereof and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (b) NCMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly authorized and qualified to transact any and all business contemplated by this Agreement. NCMC has not been known as or used any other corporate name or any fictitious or trade names, except as was required to conduct business in a state other than its state of formation, in which case it used a name substantially similar to its name. NCMC has duly complied with, and its assets, business operations and leaseholds are in compliance in all material respects with, the provisions of federal, state and local laws, rules, regulations and orders applicable to it and its assets or the conduct of its business and it possesses all required licenses, permits, authorizations and approvals to the extent material to the conduct of its businesses, the ownership of its properties and its execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement.

            (c) Except as disclosed in any Issuer Free Writing Prospectus or the Prospectus Supplement, there are no actions, proceedings or investigations pending with respect to which NCMC has received service of process before or threatened by any court, administrative agency or other tribunal to which NCMC is a party or of which any of its properties is the subject (A) which, if determined adversely to NCMC, would have a material adverse effect on the business or financial condition of NCMC, (B) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates, (C) seeking to prevent the issuance of the Certificates or the consummation by NCMC of any of the transactions contemplated by the Pooling and Servicing Agreement or (D) which might materially and adversely affect the performance by NCMC of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Certificates.

            (d) The execution and delivery by NCMC of this Agreement and the Pooling and Servicing Agreement are within the corporate power of NCMC and have been duly authorized by all necessary corporate action on the part of NCMC and this Agreement constitutes, and the Pooling and Servicing Agreement, when executed and delivered as contemplated herein, will constitute a legal, valid and binding instrument enforceable against NCMC in accordance with its terms, subject, as to enforceability, to the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally, and court decisions with respect thereto, and to the application of equitable principles in any proceeding, whether at law or in equity, and with respect to rights of indemnity hereunder and under the Pooling and Servicing Agreement, limitations of public policy under applicable securities law.

            (e) The execution, delivery and performance by NCMC of the Pooling and Servicing Agreement, and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which NCMC is a party, by which NCMC is bound or to which any of the properties or assets of NCMC or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of NCMC or its ability to perform its obligations under Pooling and Servicing Agreement, nor will such actions result in any violation of the provisions of any organizational document of NCMC or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over NCMC or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of NCMC or its ability to perform its obligations under the Pooling and Servicing Agreement.

            (f) This Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by NCMC.

            (g) Assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

            (h) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by NCMC of the other transactions contemplated by the Pooling and Servicing Agreement; except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained and (ii) such recordations of assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement (to the extent required thereunder) as have not yet been completed.

            (i) Immediately prior to the assignment of the Mortgage Loans by NCMC to the Company, NCMC will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance.

            (j) As of the Cut-off Date, the Mortgage Loans will meet, in all material respects, the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

            (k) NCMC is not an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereunder.

            (l) At the Closing Date, the Underwritten Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

            (m) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Pooling and Servicing Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

            (n) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of NCMC, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by NCMC that are material and have not been disclosed, other than those in the ordinary course of business.

            (o) Any certificate signed by an officer of NCMC and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1.2 are made.

            (p) As of the date of delivery, all information provided in writing to the Underwriters by NCMC in connection with the issuance and sale of the Underwritten Certificates is true and correct in all material respects or, if there is any material error in any such information, NCMC has promptly provided corrected information to the Underwriters.

            (q) NCMC hereby makes to the Underwriters the representations, warranties and covenants made by NCMC in the Pooling and Servicing Agreement, as applicable, as of the date of the execution and delivery of such agreement, and hereby incorporates each such representations, warranties and covenants into this Agreement for the benefit of the Underwriters as if set forth herein.

            Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective percentage of the aggregate principal balance of the Underwritten Certificates as of the Closing Date set forth opposite such Underwriter's name in Exhibit A hereto, at the applicable purchase price set forth in Exhibit A hereto. There will be added to the purchase price of the Underwritten Certificates an amount equal to interest accrued thereon from February 1, 2008 to but not including the Closing Date.

            Section 3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made at the office of Cadwalader, Wickersham & Taft LLP at 10:00 a.m., New York City time, on February 28, 2008, or such later date as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters and the Company (such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). The Underwritten Certificates so delivered will, unless otherwise specified, be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Underwritten Certificates will, unless otherwise specified, be represented by book entries on the records of DTC and participating members thereof. Definitive Underwritten Certificates will be available only, unless otherwise specified, under the limited circumstances specified in the Pooling and Servicing Agreement.

            Section 4. Offering by Underwriters.

            4.1 It is understood that the Underwriters propose to offer the Underwritten Certificates for sale as set forth in the Prospectus and each Underwriter agrees that all such offers and sales by such Underwriter shall be made in compliance with all applicable laws and regulations. Each Underwriter will not offer, sell or otherwise distribute the Underwritten Certificates (except for the sale thereof in exempt transactions) in any state in which the Underwritten Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Underwritten Certificates will have been qualified for offering and sale at the direction of the Underwriters under such state securities laws or Blue Sky laws). In connection with such offering(s), each Underwriter agrees to provide the Company with information related to the offer and sale of the Underwritten Certificates that is reasonably requested by the Company, from time to time (but not in excess of three years from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

            4.2 Each Underwriter agrees that it will not sell or transfer any Underwritten Certificate or interest therein in the initial sale or transfer of such Underwritten Certificate by such Underwriter in an amount less than the minimum denomination for such Underwritten Certificate to be set forth in the Prospectus Supplement.

            4.3 Each Underwriter agrees that (i) if it delivers to an investor the Prospectus in portable document format ("PDF"), upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and
(ii) it will provide to the Company any Underwriter Free Writing Prospectuses (as defined in Section 5.1), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements.

            4.4 Each Underwriter covenants with the Company that after the final Prospectus is available it shall not distribute any written information concerning the Underwritten Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

            Section 5. Offering Communications; Free Writing Prospectuses.

            5.1 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, neither the Company nor the Underwriters shall convey or deliver any written communication, as defined in Rule 405 under the Securities Act (a "Written Communication"), to any person in connection with the initial offering of the Underwritten Certificates, unless such Written Communication (i) is made in reliance on and in conformity with Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Securities Act (a "Free Writing Prospectus"). Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Company, which may be withheld in its sole discretion, the Underwriters shall not convey or deliver in connection with the initial offering of the Underwritten Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"); provided, however, that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for and allotments of the Certificates. The Underwriters shall not convey or deliver any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Securities Act, unless consented to or requested by the Company. Any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an "Underwriter Free Writing Prospectus."

            5.2 The Company shall deliver to the Underwriters (i) a Free Writing Prospectuses which contains general information about the offering, including the basic senior/subordinate structure of the Certificates (excluding the subdivision of the senior classes into tranches) and the publicly offered subordinated Certificates, to the extent known by the Company, the expected parameters of the mortgage pool, risk factors applicable to Mortgage Loans of the type included in the mortgage pool, the identity of and material information about transaction parties known to the Company, the material tax and ERISA treatment of the Certificates and whether the Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which contains a hyperlink to the Base Prospectus most recently filed by the Company with the Commission and a hyperlink to the portion of the Company's static pool website containing static pool information (such information, the "Applicable Static Pool Information") with respect to the series of Certificates (as determined by the Company) and
(ii) a term sheet, dated February 11, 2008, relating to the subdivision of the senior classes into tranches (each, an "Issuer Free Writing Prospectus").

            5.3 The Company will file any Issuer Free Writing Prospectus with the Commission, and the Underwriters shall not convey or deliver any Issuer Free Writing Prospectus to any person or entity until the Company has notified the Underwriters that it has completed such filing. Thereafter, any Issuer Free Writing Prospectus may be used by the Underwriters solely in connection with the marketing of the Certificates to institutional investors; provided however, each Underwriter shall not enter into any "contract of sale" with any investor, within the meaning of Rule 159 under the Securities Act (a "Contract of Sale"), with respect to any Certificates, unless prior to the Time of Sale to each investor in the Certificates, such Underwriter shall have delivered to such investor the Issuer Free Writing Prospectuses, together with any amendment or supplement thereto supplied by the Company to such Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit delivery thereof by such Underwriter to such investor. Notwithstanding the foregoing, after the final Prospectus is available to an Underwriter, such Underwriter shall not enter into any Contract of Sale with respect to the Certificates unless the Underwriter has delivered to the related investor a copy of the final Prospectus.

            5.4 Each Underwriter shall deliver to the Company each Underwriter Free Writing Prospectus prepared by it that contains any "issuer information," as defined in Rule 433(h) under the Securities Act and footnote 271 of Securities Act Release No. 33-8591 ("Issuer Information") if such Underwriter Free Writing Prospectus or the portion thereof consisting of Issuer Information is required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act ("Rule 433").

            5.5 Any Underwriter Free Writing Prospectus that is required to be delivered pursuant to Section 5.4 shall be delivered by the applicable Underwriter to the Company no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; provided however, that if such Underwriter Free Writing Prospectus contains any information other than ABS Informational and Computational Material, it shall instead be delivered by the applicable Underwriter to the Company not later than two business days prior to the date of first use of such Free Writing Prospectus.

            5.6 Not later than one business day after the Underwriters have determined the final structure of all classes of Certificates, and in no event later than the fourth business day preceding the due date for filing the final Prospectus pursuant to Rule 424(b) under the Securities Act, the Underwriters shall prepare and deliver to the Company a description of the final structure of the Certificates.

            5.7 To facilitate the filing thereof by the Company, each Underwriter shall provide the Issuer Information contained in any Underwriter Free Writing Prospectus prepared by it that is required to be delivered to the Company pursuant to Section 5.4 or Section 5.6 in a separate document in accordance with Section 4.3 from the portion of such Underwriter Free Writing Prospectus which contains information other than Issuer Information.

            5.8 Each Underwriter represents and warrants to the Company that the Underwriter Free Writing Prospectuses required to be furnished to the Company by it pursuant to Section 5.4 or Section 5.6 will constitute all Underwriter Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

            5.9 Each Underwriter represents and warrants to the Company that each Underwriter Free Writing Prospectus provided by it to an investor in the Underwritten Certificates did not, as of the Time of Sale to any prospective investor to which such Underwriter Free Writing Prospectus was conveyed, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading when considered in conjunction with the remaining Time of Sale Information; provided however, such Underwriter makes no representation or warranty to the extent such misstatements or omissions were the result of any misstatements in or omissions from the Mortgage Loan Data supplied by the Company to the Underwriters which misstatements or omissions were not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by such Underwriter to such investor or, to the extent that such misstatements are a substantial restatement in all material respects of a misstatement made in the Issuer Free Writing Prospectuses or such omissions are the result of omission from the Issuer Free Writing Prospectuses which misstatements or omissions were not corrected by information subsequently supplied by the Company sufficiently prior to the Time of Sale to the applicable investor to reasonably permit delivery thereof by such Underwriter to such investor.

            5.10 Unless the Company determines that such filing is not required under Rule 433, the Company agrees to file with the Commission, within the applicable time periods specified in Rule 433, the following:

            (i) Any Issuer Free Writing Prospectus; and

            (ii) Any Underwriter Free Writing Prospectus delivered by the Underwriters to the Company pursuant to Section 5.4 or Section 5.6 or, at the election of the Company, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

            5.11 Each Underwriter shall file with the Commission, within the applicable time period specified in Rule 433, any Free Writing Prospectus that is distributed by it or on behalf of it in a manner reasonably designed to lead to its broad, unrestricted dissemination. Any access codes or passwords needed by an Underwriter to complete a filing shall be provided by the Company.

            5.12 The Company and each Underwriter agrees that any Free Writing Prospectuses prepared by it shall contain substantially the following legend and may contain any other additional legends agreed to between the Company and the
Underwriters:

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

            5.13 Each Underwriter agrees to comply with the requirements of Rule 433 applicable to it, including, without limitation, the record retention requirements therein.

            5.14 Consistent with the manner in which written records are maintained for its own purposes, each Underwriter agrees to keep and maintain, for a period of not less than three years following the date of initial issuance of the Underwritten Certificates, written records documenting, as to each investor in Underwritten Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.

            5.15 In the event of any litigation or written notice of potential litigation against the Company or any of its affiliates with respect to the Underwritten Certificates, each Underwriter shall, upon the request of the Company, make available to the Company copies of all records required to be maintained by it pursuant to Section 5.14 and any Free Writing Prospectus required to be retained by it pursuant to Section 5.13.

            5.16 (i) Each Underwriter will not enter into, and each Underwriter will obligate in writing each dealer to whom it sells any Underwritten Certificates (which obligation may be in the form of a trade stipulation and which, in any event, shall name the Company as an intended third party beneficiary) not to enter into, any Contract of Sale with respect to the Underwritten Certificates with any investor other than an institutional investor, unless such Underwriter or such dealer has delivered to such investor a copy of the final Prospectus.

            (ii) Each Underwriter shall not enter into any Contract of Sale with respect to the Underwritten Certificates with any institutional investor unless such Underwriter complies with the prospectus delivery and notice requirements of Rules 172 and 173 under the Securities Act.

            (iii)With respect to any Contract of Sale that was entered into prior to the availability of the final Prospectus, the related Underwriter shall use its best efforts to subsequently terminate such Contract of Sale and enter into a new Contract of Sale by mutual agreement between the applicable investor and the applicable Underwriter in which the Time of Sale Information is based solely upon the information contained in the final Prospectus (a "Final Reformed Contract"). The Final Reformed Contract shall either be effected by (a) the entering into a reformation with each investor, which reformation shall be in the form substantially attached hereto as Exhibit C or (b) any other manner sufficient to constitute a reformation of the contract within the contemplation of
      Section IV.2.c of Securities Act Release No. 33-8591.

            5.17 (i) In the event that the Company becomes aware that the Issuer Free Writing Prospectuses, in conjunction with the Base Prospectus and the Static Pool Information, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters thereof within one business day after discovery and the Company shall prepare and deliver to the Underwriters a Free Writing Prospectus which corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

            (ii) In the event that an Underwriter becomes aware that, as of the applicable Time of Sale to an investor in the Underwritten Certificates, any Underwriter Free Writing Prospectus prepared by it or on behalf of it and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (such Free Writing Prospectus, a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company thereof within one business day after discovery.

            (iii)Each Underwriter shall, if requested by the Company:

                  (A) prepare a Free Writing Prospectus which corrects the
            material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a "Corrected Underwriter Free Writing Prospectus" and, together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                  (B) deliver the Corrected Free Writing Prospectus to each
            investor which received the Defective Free Writing Prospectus prior to entering into a Contract of Sale;

                  (C) provide such investor with the following:

                        (1) adequate disclosure of the contractual arrangement;

                        (2) adequate disclosure of the investor's rights under
                  the existing Contract of Sale at the time termination is sought;

                        (3) adequate disclosure of the new information that is
                  necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                        (4) a meaningful ability to elect to terminate or not
                  terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and

                  (D) comply with any other requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release No. 33-8591.

            5.18 Each Underwriter covenants with the Company that after the final Prospectus is available, it shall not distribute any Written Communication concerning the Certificates to a prospective investor unless such communication is preceded or accompanied by the final Prospectus. The foregoing covenant shall not apply to any secondary market offers or sales of the Certificates by such Underwriter.

            5.19 Each Underwriter agrees, upon request of the Company, to provide to the Company any information within the control of such Underwriter which the Company may reasonably request to enable the Company to timely and accurately meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

            5.20 It is understood and agreed that all information provided by an Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information.

            Section 6. Agreements. The Company agrees with the Underwriters that:

            6.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Underwriters a copy of each such proposed amendment or supplement.

            6.2 The Company agrees to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the availability of such Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to either Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Underwritten Certificates or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Underwritten Certificates; and for so long as delivery of a prospectus is required by law, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of, or to the knowledge of the Company the threatening of, any proceeding for such purpose, or of: (i) any order preventing or suspending the use of a Prospectus; (ii) the suspension of the qualification of the Underwritten Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending any such qualification, the Company promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

            6.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Securities Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, the Company promptly will prepare and furnish, at its own expense (unless necessary to correct a misstatement or omission in the Underwriter Information), to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            6.4 The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriters may reasonably request.

            6.5 For so long as delivery of a prospectus is required by law in connection with the offering or sale of the Underwritten Certificates, the Company will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission. Neither the Underwriters' consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            6.6 The Company agrees to cause the Pooling and Servicing Agreement to provide that so long as the Underwritten Certificates shall be outstanding, the Trustee shall deliver to the Underwriters the monthly servicing report delivered to the Trustee, the annual statement as to compliance delivered to the Trustee under the Pooling and Servicing Agreement, the annual statement of a firm of independent public accountants furnished to the Trustee under the Pooling and Servicing Agreement, and the monthly reports furnished to the Certificateholders, as soon as such statements are furnished to the Company.

            6.7 The Company agrees to furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, the following documents relating to the Underwritten Certificates: any post-effective amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus other than any periodic reports required to be filed after the Closing Date.

            6.8 The Company will use commercially reasonable efforts to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Certificates have been so qualified; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            6.9 (a) The Company and NCMC agree to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) any fees charged by securities rating agencies for rating the Underwritten Certificates; (vi) the cost of accountants' comfort letters relating to the Prospectus (except as otherwise agreed herein or in a separate letter agreement between the Company and the Underwriters); and (vii) all other costs and expenses incidental to the performance of the obligations of the Company and NCMC (including costs and expenses of counsel to the Company and NCMC).

            (b) The Underwriters shall be solely responsible for (i) the costs and expenses of the Underwriters, including a portion of the costs and expenses of their counsel and any Blue Sky or legal investment surveys, and (ii) any due diligence expenses incurred by them, any transfer taxes on the Underwritten Certificates that they may sell and the expenses of advertising any offering of the Underwritten Certificates made by the Underwriters.

            If this Agreement is terminated because of a breach by the Company or NCMC of any covenant or agreement hereunder (other than the failure of any closing condition set forth in Section 7.10 to be met), the Company and NCMC shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters.

            6.10 Each Underwriter, severally, but not jointly, represents and warrants to and agrees with the Company and NCMC that:

            (a) As of the date hereof and as of the Closing Date, it has complied with all of its obligations hereunder.

            (b) As of the date hereof and as of the Closing Date:

                  (i) In relation to each Member State of the European Economic
            Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Underwritten Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Underwritten Certificates to the public in that Relevant Member State at any time:

                        (A) to legal entities which are authorized or regulated
                  to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                        (B) to any legal entity which has two or more of (1) an
                  average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                        (C) in any other circumstances which do not require the
                  publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

                  For the purposes of this representation, the expression an
            "offer of Underwritten Certificates to the public" in relation to any Underwritten Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Underwritten Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                  (ii) It has only communicated or cause to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Underwritten Certificates in circumstances in which
            Section 21(1) of the FSMA does not apply to the issuer.

                  (iii) It has complied and will comply with all applicable
            provisions of the FSMA with respect to anything done by it in relation to the Underwritten Certificates in, from or otherwise involving the United Kingdom.

            Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Certificates shall be subject to the following conditions as of the Closing Date:

            7.1 Prior to the Closing Date, (i) the Company shall have received verbal confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Securities Act. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

            7.2 Since the date of this Agreement (or, if all Contracts of Sale have been formed or reformed as of a later date, the date of the final Prospectus), there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or business operations of the Company or NCMC, which adverse change makes it impractical or inadvisable to market the Underwritten Certificates.

            7.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that:

                  (a) the representations and warranties of the Company in this Agreement and regarding the Company in the Pooling and Servicing Agreement are true and correct in all material respects;

                  (b) the Company has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                  (c) no event shall have occurred that, with notice or the passage of time, would constitute a default under the of the Pooling and Servicing Agreement.

            7.4 The Underwriters shall have received the opinion of Jones Day, special counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

            7.5 The Underwriters shall have received an in-house opinion of NCMC and the Company regarding certain corporate matters in form and substance reasonably satisfactory to the Underwriters.

            7.6 The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

            7.7 The Underwriters shall have received from Ernst & Young, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriters and the Underwriters' counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial, numerical or statistical nature set forth in the Prospectus, or relating to the Mortgage Loans, agrees with the records of the Company excluding any questions of legal interpretation.

            7.8 The Underwritten Certificates shall be rated not lower than the required ratings set forth on Exhibit A attached hereto, such ratings shall not have been rescinded and no public announcement shall have been made that the ratings of the Underwritten Certificates has been placed under review (otherwise than for possible upgrading).

            7.9 The Underwriters shall have received the opinion of Alston & Bird LLP, counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

            7.10 The Underwriters shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Underwriters and their counsel:

                  (a) the Pooling and Servicing Agreement and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

                  (b) an officer's certificate of an officer of NCMC, dated the Closing Date, to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that:

                        (i) the representations and warranties of NCMC in this
                  Agreement and regarding NCMC in the Pooling and Servicing Agreement are true and correct in all material respects;

                        (ii) NCMC has complied, in all material respects, with
                  all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                        (iii) no event shall have occurred that, with notice or
                  the passage of time, would constitute a default under the of the Pooling and Servicing Agreement.

                  (c) [Reserved]

                  (d) a negative assurance letter of Cadwalader Wickersham & Taft LLP with respect to the Prospectus;

                  (e) such opinions of Jones Day, counsel to the Company, in form reasonably satisfactory to the Underwriters, counsel for the Underwriters, and the Rating Agencies as to such additional matters not opined to in the opinion delivered pursuant to Section 7.4 above as shall be required for the assignment of the ratings specified in the Prospectus to the Underwritten Certificates;

                  (f) a negative assurance letter of Jones Day with respect to the Prospectus, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters; and

                  (g) an officer's certificate of an officer of the Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            7.11 All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            7.12 Subsequent to the execution and delivery of this Agreement none of the following shall have occurred and be continuing as of the Closing Date:
(i) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) that is material and adverse and, in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event specified in clauses (i) through (v) makes it, in the reasonable judgment of the Underwriters, impractical or inadvisable to market the Underwritten Certificates.

            7.13 [RESERVED].

            The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and such other documents or opinions as the Underwriters or their counsel may reasonably request.

            7.14 If any condition specified in this Section 7 shall not have been fulfilled in all material respects, when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Subsections 6.9 and Section 8; provided, however, prior to the Underwriter exercising its right to terminate the Agreement pursuant to this provision, with respect to any failure of a condition set forth in any Subsection of this Section 7 (other than Subsection 7.12), the Company shall have reasonable opportunity to cure such noncompliance with such condition by no later than 11:00 AM on the Closing Date.

            7.15 The Underwriters hereby agree that to the extent the provisions of this Agreement conflict with any provisions of the Master Agreement Among Underwriters, dated November 2001, between J.P. Morgan and NatCity, the provisions of this Agreement shall control.

            Section 8. Indemnification and Contribution.

            8.1 Each of the Company and NCMC agrees to indemnify and hold harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof, including but not limited to any loss, claim, expense, damage or liability related to purchases and sales of the Underwritten Certificates)) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, the Designated Static Pool Information or the Issuer Information, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if the related Contract of Sale was not reformed in accordance with Section 5.16(iii), any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or in any preliminary or final quantitative data about the Mortgage Loans ("Mortgage Loan Data") supplied by the Company to the Underwriters, or (iii) if the related Contract of Sale was not reformed in accordance with Section 5.16(iii), in the case of an Issuer Free Writing Prospectus, the omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) in the case of the Mortgage Loan Data delivered by the Company to the Underwriters, the omission or alleged omission to include material data therein necessary to make the data therein not misleading, in the case of (ii), (iii) or (iv), at the Time of Sale to the applicable investor, when considered in conjunction with all other Time of Sale Information, and provided that such misstatement or omission was not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to such investor to reasonably permit the delivery thereof by the applicable Underwriter to such investor, and the Company agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company or NCMC may otherwise have.

            8.2 (i) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (i) to the same extent as the foregoing indemnities from the Company to the Underwriters, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information provided by such Underwriter or any revision or amendment thereof or supplement thereto or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on, result from or arise out of (A) any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with all other Time of Sale Information; except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions are the result of untrue statements in or omissions from the Issuer Free Writing Prospectuses or any Mortgage Loan Data supplied by the Company to the Underwriters which, in any case, were not corrected by information subsequently supplied by the Company to the Underwriters sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by such Underwriter to such investor or (B) any failure by such Underwriter to deliver the Issuer Free Writing Prospectuses or the final Prospectus, as the case may be, to the applicable investor prior to the Time of Sale. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (ii) Each Underwriter (the "Indemnifying Underwriter") will indemnify and hold harmless the other Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such Indemnifying Underwriter or (ii) the failure of such Indemnifying Underwriter, to comply with any provisions in this Agreement, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by information subsequently supplied by the Company to any Underwriter within a reasonable period of time prior to the Time of Sale. This agreement will be in addition to any liability that any Underwriter may otherwise have.

            8.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8.1 or 8.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8.1 and by the Company in the case of parties indemnified pursuant to Section 8.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            8.4 If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8.1 or 8.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company or NCMC on the one hand and the Underwriters on the other from the offering of the Certificates but also the relative fault of the Company or NCMC on the one hand and of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or NCMC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Certificates (before deducting expenses) received by the Company or NCMC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8.4 are several in proportion to the respective amount of Certificates they have purchased hereunder, and not joint.

            8.5 The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 8.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 8.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of subsection 8.4 above or this subsection 8.5, no Underwriter shall be required to contribute any amount in excess of the amount by which (i) the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds (ii) the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            8.6 The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company and NCMC in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriters or on behalf of the Underwriters or any person controlling an Underwriter or by or on behalf of the Company and its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Certificates.

            8.7 NCMC agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, in consideration of and as an inducement to its agreement to purchase the Certificates from the Company, to indemnify and hold harmless each Underwriter against any failure by the Company to perform its obligations to the Underwriters pursuant to Section 8.1 hereof.

            Section 9. Defaulting Underwriter. If one of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Date to purchase the Underwritten Certificates that it is obligated to purchase hereunder (the "Defaulted Securities"), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriter has not completed such arrangements within such 24-hour period, then

            (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriter named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriter; or

            (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the Company or any non-defaulting Underwriter.

            No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

            In the event of a default by any Underwriter as set forth in this
Section 9, each of the non-defaulting Underwriters and the Company shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

            Section 10. Termination. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or NCMC to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or NCMC shall be unable to perform its obligations under this Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Company, at any time prior to the Closing Date if the events set forth in Section 7.12 of this Agreement shall occur and be continuing. If the Underwriters terminate this Agreement in accordance with this Section 10, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Certificates.

            Section 11. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, NCMC, any Underwriter or the officers of either the Company, NCMC or any Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by any Underwriter or on such Underwriter's behalf or made by or on behalf of either NCMC or the Company or any of their officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

            Section 12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telegraphed and confirmed to:

            (a) in the case of the Underwriters:

                 NatCity Investments, Inc.
                 4 Stamford Plaza, 107 Elm Street, 8th Floor
                 Stamford, Connecticut 06902
                 Attention: Head of Structured Products Group

                 J.P. Morgan Securities Inc.
                 270 Park Avenue, 10th Floor
                 New York, New York 10017
                 Attention: Christian Greco

            (b) in the case of the Company

                 National City Mortgage Capital LLC
                 3232 Newmark Drive
                 Miamisburg, Ohio 45342
                 Attention: Kelly C. Johnson

            (c) in the case of NCMC

                 National City Mortgage Co.
                 3232 Newmark Drive
                 Miamisburg, Ohio 45342
                 Attention: Kelly C. Johnson

            Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

            Section 14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            The parties hereto hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

            Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            Section 16. No Fiduciary Duty. The Company and NCMC hereby acknowledge and agree that (a) the purchase and sale of the Underwritten Certificates pursuant to this Agreement is an arm's-length commercial transaction between the Company and NCMC, on the one hand, and the Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not as an agent or fiduciary of the Company and NCMC, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or NCMC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any of the Underwriters has advised or are currently advising the Company or NCMC on related or other matters) or any other obligation to the Company or NCMC except the obligations expressly set forth in this Agreement, (d) the engagement of the Underwriters in connection with the offering is as independent contractors and not in any other capacity and (e) the Company and NCMC have consulted their own legal and financial advisors to the extent each have deemed appropriate. Furthermore, each of Company and NCMC agrees that it is solely responsible for making its own judgments in connection with the offering contemplated hereby.

                            [Remainder of Page Blank]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart of this Underwriting Agreement, whereupon this letter and your acceptance shall represent a binding agreement among the Company, NCMC and each Underwriter.

                                       Very truly yours,



                                       NATIONAL CITY MORTGAGE CAPITAL
                                          LLC

                                       By: /s/ Kelly C. Johnson
                                           -----------------------------------
                                           Name: Kelly C. Johnson
                                           Title: Vice President and Secretary




                                       NATIONAL CITY MORTGAGE CO.





                                       By: /s/ Kelly C. Johnson
                                          ------------------------------------
                                          Name: Kelly C. Johnson
                                          Title: Senior Vice President


            The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.



By:   /s/ Paul H. White
   ------------------------------
   Name:  Paul H. White
   Title: Executive Director

NATCITY INVESTMENTS, INC.




By:   /s/ Timothy Yanoti
   ------------------------------
   Name:  Timothy Yanoti
   Title: Senior Vice President

                                    EXHIBIT A

Initial Principal Amount of Underwritten Certificates:
------------------------------------------------------



                     Initial
                    Principal
                     Amount or
  Class          Notional Amount    Pass-Through Rate
--------------   ----------------   -----------------
Class 1-A-1       $115,131,000.00          (1)
Class 1-A-2         $6,753,000.00          (2)
Class 1-A-3       $115,131,000.00          (3)
Class 1-A-R               $100.00          (2)
Class 1-B-1         $2,894,800.00          (2)
Class 1-B-2         $1,286,400.00          (2)
Class 1-B-3           $771,800.00          (2)
Class 2-A-1(4)    $240,175,000.00         6.000%
Class 2-A-3(4)    $157,994,000.00         6.000%
Class 2-A-4(4)     $55,978,000.00         6.000%
Class 2-A-5(4)     $26,203,000.00         6.000%
Class 2-IO         $22,340,093.00         6.000%
Class 2-B-1         $3,011,000.00         6.000%
Class 2-B-2         $1,571,000.00         6.000%
Class 2-B-3           $655,000.00         6.000%

(1) For each distribution date occurring prior to and in November 2012, interest will accrue on these certificates at a per annum rate equal to the lesser of (i) the weighted average of the net mortgage interest rates of the mortgage loans in loan group 1 and (ii) 5.750%. For each distribution date occurring in and after December 2012, interest will accrue on these certificates at a per annum rate equal to the net mortgage interest rates of the mortgage loans in loan group 1.

(2) For each distribution date, interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 1.

(3) For each distribution date occurring prior to and in November 2012, interest will accrue on these certificates at a per annum rate equal to the excess, if any, of (i) the weighted average of the net mortgage interest rates of the mortgage loans in loan group 1 over (ii) 5.750%. For each distribution date occurring in and after December 2012, the pass-through rate on these certificates will be zero and these certificates will not be entitled to any distributions of interest.

(4) Each of these classes is exchangeable, in combination with other classes or individually as specified in the Prospectus Supplement, for certain other class or classes of certificates. The principal amount shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial class balance of such class.


                        J.P. Morgan
                      Securities Inc.
                   (Principal Amount or      NatCity Investments, Inc.
                      Notional Amount      (Principal Amount or Notional        Purchase Price
     Class              Purchased)               Amount Purchased)          Percentage (Net of Fees)
 --------------    --------------------    -----------------------------    ------------------------
 Class 1-A-1            $103,617,900.00                   $11,513,100.00     [Intentionally Omitted]
 Class 1-A-2              $6,077,700.00                      $675,300.00     [Intentionally Omitted]
 Class 1-A-3            $103,617,900.00                   $11,513,100.00     [Intentionally Omitted]
 Class 1-A-R                    $100.00                            $0.00     [Intentionally Omitted]
 Class 1-B-1              $2,605,320.00                      $289,480.00     [Intentionally Omitted]
 Class 1-B-2              $1,157,760.00                      $128,640.00     [Intentionally Omitted]
 Class 1-B-3                $694,620.00                       $77,180.00     [Intentionally Omitted]
 Class 2-A-1(4)         $216,157,500.00                   $24,017,500.00     [Intentionally Omitted]
 Class 2-A-3(4)      N/A - Exchangeable               N/A - Exchangeable          N/A - Exchangeable
 Class 2-A-4(4)      N/A - Exchangeable               N/A - Exchangeable          N/A - Exchangeable
 Class 2-A-5(4)      N/A - Exchangeable               N/A - Exchangeable          N/A - Exchangeable
 Class 2-IO              $20,106,083.70                    $2,234,009.30     [Intentionally Omitted]
 Class 2-B-1              $2,709,900.00                      $301,100.00     [Intentionally Omitted]
 Class 2-B-2              $1,413,900.00                      $157,100.00     [Intentionally Omitted]
 Class 2-B-3                $589,500.00                       $65,500.00     [Intentionally Omitted]





Certificate Ratings:
--------------------

  Class          S&P    Fitch Ratings
-----------      ---    -------------
Class 1-A-1      AAA         AAA
Class 1-A-2      AAA         AAA
Class 1-A-3      AAA         AAA
Class 1-A-R      AAA         AAA
Class 2-A-1      AAA         AAA
Class 2-A-3      AAA         AAA
Class 2-A-4      AAA         AAA
Class 2-A-5      AAA         AAA
Class 2-IO       AAA         AAA
Class 1-B-1      AA          AA
Class 1-B-2       A           A
Class 1-B-3      BBB         BBB
Class 2-B-1      AA          AA
Class 2-B-2       A           A
Class 2-B-3      BBB         BBB

                                    EXHIBIT B

                             UNDERWRITER INFORMATION

            The Underwriters have advised the Depositor that they propose to offer the Underwritten Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

            The Depositor has been advised by the Underwriters that they intend to make a market in the Underwritten Certificates but have no obligation to do so.

                                    EXHIBIT C

To: [NAME OF INVESTOR]

Re: [NAME OF DEAL] (the "Securities") contract reformation request

            In connection with your existing agreement with [Underwriter] ("[_____]") to purchase $_________ Class _____ of the Securities (the "Original Contract"), [Underwriter] hereby notifies you that additional and/or changed information ("New Information") is available with respect to the Securities from that conveyed to you at or prior to the time of the Original Contract. The New Information was conveyed to you in the final prospectus previously delivered to you. In connection with the conveyance of the New Information, we wish to inform you of your rights under the Original Contact and propose that we terminate the Original Contract and enter into a new contract for the purchase of the Securities based on the conveyance of the New Information to you.

            Please note that under the Original Contract, you have the right to purchase the Securities on [INVESTOR SETTLEMENT DATE] (the "Settlement Date") at a price of _____ based on the information conveyed to you at the time of the Original Contract. In light of the availability of the New Information, we would request your agreement to terminate the Original Contract as of the date hereof and your agreement to enter into a new contract as of [TODAY'S DATE] for the purchase of the Securities on the Settlement Date at a price of _____ (the "New Contract").

            Please note that you may elect to terminate the Original Contract and enter into the New Contract, in which case you will be obligated to purchase the Securities on the Settlement Date under the terms of the New Contract. Alternatively, you may elect to terminate the Original Contract and not enter into the New Contract, in which case you will have no obligation to purchase the Securities on the Settlement Date; or you may elect not to terminate the Original Contract, in which case the Original Contract will continue to be in effect for the purchase of the Securities on the Settlement Date.

            Please indicate your election by replying to this e-mail no later than [DAY PRIOR TO SETTLEMENT] with one of the following statements:

            [_] We agree to terminate the Original Contract and enter into the New Contract.

            [_] We do not agree to terminate the Original Contract and enter into the New Contract, and we elect to terminate the Original Contract and not enter into the New Contract.

            [_] We do not agree to, and we elect not to, terminate the Original Contract.

            We hope that you accept our proposal to terminate the Original Contract and enter into the New Contract. Please contact [_______] at [( )____ ] or by email at [__________] if you have any questions regarding this notice.